EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of TransFinancial Holdings, Inc. on Form S-8 for the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan, of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of TransFinancial Holdings, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995.





                                        /s/ PricewaterhouseCoopers LLP
                                              PricewaterhouseCoopers LLP


Kansas City, Missouri
November 4, 1998







M98/consent to accts